Exhibit 10.1

AMENDMENT
TO
MONTEREY GOURMET FOODS, INC.
1995 EMPLOYEE STOCK PURCHASE PLAN

          This Amendment to Monterey Gourmet Foods, Inc. 1995 Employee Stock Option Plan is adopted by Monterey Gourmet Foods, Inc., a Delaware corporation (the “Company”).

          WHEREAS, the Company adopted the Monterey Gourmet Foods, Inc. 1995 Employee Stock Purchase Plan (the “Plan”) effective January 6, 1995 with the Plan intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (Any term used in this Amendment shall have the meaning ascribed to it under the Plan unless otherwise defined in this Amendment); and

          WHEREAS, the Company desires to amend the Plan as set forth herein.

          NOW, THEREFORE, the Plan is amended as follows, effective as of the date of its execution as set out below:

1.	Section 5(a) of the Plan is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Plan to the contrary, no new Offering Periods shall commence following October 8, 2009.”

2.	Except as provided above, the Plan is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the Company has hereby executed this Amendment as of the 8th day of October, 2009.

MONTEREY GOURMET FOODS, INC.

By:	/s/ Scott S. Wheeler

Name:	Scott S. Wheeler
Title:	Chief Financial Officer